Exhibit 99.1

Zix Reports First Quarter 2019 Financial Results

Strong Business Momentum Yields 14% Organic Revenue Growth, Driven by Record New First Year Orders and Higher Attach Rates

DALLAS — May 2, 2019 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, today announced financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights (results compared to the same year-ago quarter)

•

Revenue increased 76% to $29.3 million. Standalone Zix revenue (which excludes revenue from the AppRiver acquisition, which closed on February 20, 2019) increased 10% to $18.4 million. Total overall organic revenue growth across Zix and AppRiver was 14%.

•	Annual recurring revenue (ARR) increased 175% to $188.0 million. Standalone Zix ARR increased 15% to $78.3 million. Total overall organic ARR growth across Zix and AppRiver was 16%.

•	Standalone Zix New First Year Orders (NFYO) increased 74% to a record $4.0 million.

•	Total billings increased 15% to $28.5 million.

•

GAAP net loss attributable to common stockholders totaled $8.7 million compared to a net income of $1.9 million. The company’s net loss attributable to common shareholders includes a deemed and accrued dividend of $2.4 million to preferred shareholders.

•	GAAP fully diluted earnings (loss) per share attributable to common stockholders totaled ($0.17) compared to $0.04.

•

Non-GAAP adjusted net income before deemed dividends excluding deferred tax (benefit) expense totaled $3.8 million compared to $4.3 million. Our Q1, 2019 Non-GAAP earnings exclude $7.0 million of acquisition related expenses.

•	Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense totaled $0.07 compared to $0.08.

•	Adjusted EBITDA increased 20% to $5.8 million, representing an adjusted EBITDA margin of 19.8%.

•	The company ended the quarter with $16.7 million in cash.

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Management Commentary

“The first quarter of 2019 was positive in a number of meaningful ways: we closed the acquisition of AppRiver, successfully executed on our previously communicated cost-savings initiatives, and delivered 20%+ growth of Monthly Recurring Revenue (MRR) at AppRiver along with 74% New First Year Orders growth at Zix. We topped off Q1 by winning the largest deal in the company’s history with a top 5 U.S. bank,” said David Wagner, Zix’s Chief Executive Officer. “As a consolidated team, we achieved 76% GAAP revenue growth and 14% overall organic revenue growth in Q1, and our adjusted EBITDA increased 20% to $5.8 million. In addition, the integration of AppRiver is proceeding rapidly, with several important milestones achieved ahead of schedule: Zix’s email encryption solution was integrated into AppRiver’s platform and made available to their more than 4,500 MSP partners on April 25th and Office 365 was made available to Zix partners beginning on May 1st. This is truly an exciting time to be at Zix. Our growth strategy of expanding our product suite in the cloud is accelerating our ability to cross-sell and increase our attach rates. We are already seeing the benefits of operating at a larger scale and expanding our addressable market. Taken together, the successes of Q1 further support our commitment to our profitable growth strategy and our ability to continue to deliver meaningful returns to our shareholders.”

Zix’s Chief Financial Officer Dave Rockvam added: “We’re pleased to once again generate revenue and adjusted EPS above our guidance, demonstrating solid execution from our sales teams and the market’s increasing adoption of our email security solutions. Excluding AppRiver, Zix’s standalone ARR increased 15% year-over-year to a record $78.3 million, as we continued to drive new customer acquisition, higher cross-sell and upselling activity, and higher retention. With respect to AppRiver, we drove 21% organic ARR growth and record levels of customer trials. After more than three years of hard work and dedication from the entire team, it’s encouraging to not only see the business continue to grow profitably, but to also have the opportunity to propel Zix to the next level by marrying our established strengths in email security with our new productivity solution capabilities. We could not have asked for a better opportunity to create value for our employees, customers, partners and shareholders, and we will look to aggressively build on our momentum to realize this tremendous value-add potential.”

Recent Operational Highlights

•

Closed the acquisition of AppRiver, a leading cloud-based cybersecurity solutions provider, creating significant scale and accelerating growth, attractive cross-selling opportunities, and a strengthened position in the cloud-based email security market.

•	Completed $8 million of cost savings 12 months ahead of plan

•	Secured largest deal in the company’s history with a three-year agreement with a top five U.S. bank

•	Integrated and launched ZixEncrypt for AppRiver’s 4,500+ MSP partners

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•	Integrated and launched Office 365 productivity solutions for Zix’s direct sales teams and channel partners

•

Launched ZixSuite, a cloud-based business communications security and compliance solution that combines advanced threat protection, business email continuity, email encryption, email DLP and unified archiving, all managed from a centralized interface.

•	Expanded unified archiving solution ZixArchive beyond email to include 48 new business communication channels, including social media, instant message, mobile, web, audio and video.

First Quarter 2019 Corporate Financial Summary and Other Operational Metrics (1)

$ in Millions, except per share data	Q1 2019	Q1 2018	Change (2)
Revenue	$29.3	$16.7	75.9%
GAAP Net Income (Loss) Attributable to Common Stockholders	($8.7)	$1.9	NM
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.17)	$0.04	NM
EBITDA (3)(4)	($3.5)	$3.5	NM
EBITDA Margin	(11.8%)	20.9%	NM
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (4)	$1.3	$4.3	(69.3%)
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (4)	$0.03	$0.08	(66.3%)
Non-GAAP Adjusted Net Income Before Deemed Dividends Excluding Deferred Tax (Benefit) Expense	$3.8	$4.3	(12.8%)
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends Diluted	$0.09	$0.06	45.2%
Non-GAAP Adjusted Net Income Before Deemed Dividends Per Share Excluding Deferred Tax (Benefit) Expense	$0.07	$0.08	(11.5%)
Adjusted EBITDA (4)	$5.8	$4.8	20.2%
Adjusted EBITDA Margin (4)	19.8%	29.0%	(9.2 pts )
Standalone Zix New First Year Orders	$4.0	$2.3	73.9%
Standalone Zix Total Orders	$22.4	$14.8	51.5%
Total Billings	$28.5	$24.8	14.6%
ARR	$188.0	$68.4	174.9%

NM = not meaningful

(1)	Metrics include results from AppRiver, unless otherwise specified
(2)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding
(3)	Earnings before interest, taxes, depreciation and amortization
(4)	A reconciliation of GAAP to non-GAAP results is included in this press release and available on the Zix investor relations website at http://investor.zixcorp.com

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Financial Outlook

For the second quarter of 2019, the company forecasts revenue to range between $44.5 million and $45.0 million. The company forecasts fully diluted GAAP earnings (loss) per share to be in a range of ($0.05) and ($0.03) and fully diluted non-GAAP adjusted earnings per share to be between $0.11 and $0.12 for the second quarter of 2019. The financial outlook includes a required GAAP adjustment on the deferred revenue acquired from AppRiver for purchased revenue accounting.

For the fiscal year of 2019, the company is increasing its previously disclosed revenue guidance to a range of between $167.0 million to $169.0 million (previously $164.0 million to $167.0 million), representing an increase of between 135% and 140% (previously 134% and 138%) compared to fiscal year 2018. The company forecasts fully diluted GAAP earnings (loss) per share guidance to a range of between ($0.26) and ($0.20) [previously ($0.12) and ($0.01)] and is increasing its fully diluted non-GAAP adjusted earnings per share to a range of between $0.40 and $0.42 (previously $0.30 and $0.33) for fiscal year 2019. The financial outlook includes approximately 10 months of AppRiver financial results consolidated into Zix and also includes a required GAAP adjustment on the deferred revenue acquired from AppRiver for purchased revenue accounting.

Zix is targeting ARR of approximately $202 million to $209 million (previously $200 million to $207 million) at fiscal 2019 year end, representing a growth rate of approximately 12% to 16% (previously 11% to 15%) year-over-year. Zix management is also expecting revenue of approximately $47.5 million to $50 million with a 24% adjusted EBITDA margin in the fourth quarter of 2019.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (May 2, 2019) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 8354249. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

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An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 8354249. An archive of the webcast will also be available on the Zix investor relations website.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

###

Zix Company Contact Geoff Bibby (214) 370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to the completion and integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, and how privacy and data security laws may affect demand for Zix data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix’s business and its financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
	2019	December 31,
	(unaudited)	2018
ASSETS
Current assets:
Cash and cash equivalents	$16,691,000	$27,109,000
Receivables, net	9,779,000	3,188,000
Prepaid and other current assets	5,253,000	3,176,000

Total current assets	31,723,000	33,473,000
Property and equipment, net	7,000,000	3,924,000
Operating lease assets	8,932,000	—
Other assets and deferred costs	10,174,000	9,424,000
Intangible Assets, Net	152,012,000	15,251,000
Goodwill	161,003,000	13,783,000
Deferred tax assets	29,888,000	28,785,000

Total assets	$400,732,000	$104,640,000

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$28,595,000	$10,516,000
Deferred revenue	40,966,000	30,622,000
Other current liabilities	1,203,000	—

Total current liabilities	70,764,000	41,138,000
Long-term liabilities:
Deferred revenue	1,304,000	1,539,000
Deferred rent	—	1,016,000
Operating lease liabilities	8,880,000	—
Debt	168,666,000	—

Total long-term liabilities	178,850,000	2,555,000

Total liabilities	249,614,000	43,693,000
Total preferred stock	98,976,000	—
Total stockholders’ equity	52,142,000	60,947,000

Total liabilities, preferred stock and stockholders’ equity	$400,732,000	$104,640,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$29,300,000	$16,654,000

Cost of revenue	11,139,000	3,514,000

Gross profit	18,161,000	13,140,000
Operating expenses:
Research and development	4,147,000	2,977,000
Selling, general and administrative	20,264,000	7,554,000

Total operating expenses	24,411,000	10,531,000

Operating income	(6,250,000)	2,609,000
Operating margin	-21%	16%

Other income (expense)
Investment and other income	95,000	119,000
Interest expense	(1,255,000)	—
Other expense	(3,000)	—

Total other income (expense)	(1,163,000)	119,000

Income before income taxes	(7,413,000)	2,728,000
Income tax benefit (expense)	1,148,000	(836,000)

Net (loss) income	$(6,265,000)	$1,892,000

Deemed and accrued dividends on preferred stock	(2,433,000)	—

Net (loss) income attributable to common shareholders	$(8,698,000)	$1,892,000

Basic (loss) income per share attributable to common shareholders:	$(0.17)	$0.04

Diluted (loss) income per share attributable to common shareholders:	$(0.17)	$0.04

Shares used in per share calculation - basic	52,713,576	53,430,492

Shares used in per share calculation - diluted	52,713,576	53,430,492

Other Comprehensive income, net of tax:
Foreign currency translation adjustments	(32,000)	—

Comprehensive income	$(6,297,000)	$1,892,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net (loss) income	$(6,265,000)	$1,892,000
Non-cash items in net income	2,938,000	2,284,000
Changes in operating assets and liabilities	2,910,000	(3,128,000)

Net cash provided by operating activities	(417,000)	1,048,000

Investing activities:
Purchases of property and equipment and capitalized software	(1,742,000)	(546,000)
Acquisition of business, net of cash acquired	(271,706,000)	—

Net cash used in investing activities	(273,448,000)	(546,000)

Financing activities:
Proceeds from issuance of series A preferred stock, net of offering costs	62,692,000	—
Proceeds from issuance of series B preferred stock, net of offering costs	33,896,000	—
Proceeds from exercise of stock options	36,000	—
Proceeds from term loan	175,000,000	—
Debt issuance costs	(6,389,000)	—
Earn-out payment	(415,000)	(605,000)
Purchase of treasury stock	(1,340,000)	(3,637,000)

Net cash provided used in financing activities	263,480,000	(4,242,000)

Effect of exchange rate changes on cash	(33,000)	—

(Decrease) Increase in cash and cash equivalents	(10,418,000)	(3,740,000)
Cash and cash equivalents, beginning of period	27,109,000	33,009,000

Cash and cash equivalents, end of period	$16,691,000	$29,269,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended March 31,
		2019	2018
Revenue:
GAAP revenue		$29,300,000	$16,654,000

Cost of revenue
GAAP cost of revenue		$11,139,000	$3,514,000
Stock-based compensation charges (1)	(A)	(104,000)	(68,000)
Strategic consulting and litigation costs (2)	(B)	(29,000)	(1,000)
Intangible Amortization (3)	(C)	(634,000)	(77,000)
Corporate separation payment (4)	(D)	(49,000)	—

Non-GAAP adjusted cost of revenue		$10,323,000	$3,368,000

Gross profit:
GAAP gross profit		$18,161,000	$13,140,000
Stock-based compensation charges (1)	(A)	104,000	68,000
Strategic consulting and litigation costs (2)	(B)	29,000	1,000
Intangible Amortization (3)	(C)	634,000	77,000
Corporate separation payment (4)	(D)	49,000	—

Non-GAAP adjusted gross profit		$18,977,000	$13,286,000

Research and development expense
GAAP research and development expense		$4,147,000	$2,977,000
Stock-based compensation charges (1)	(A)	(175,000)	(90,000)
Strategic consulting and litigation costs (2)	(B)	(171,000)	(56,000)
Intangible Amortization (3)	(C)	(76,000)	—

Non-GAAP adjusted research and development expense		$3,464,000	$2,831,000

Selling and marketing expense
GAAP selling and marketing expense		$9,934,000	$4,379,000
Stock-based compensation charges (1)	(A)	(432,000)	(182,000)
Strategic consulting and litigation costs (2)	(B)	(401,000)	(7,000)
Intangible Amortization (3)	(C)	(1,141,000)	(69,000)

Non-GAAP adjusted selling and marketing expense		$7,482,000	$4,121,000

General and administrative expense
GAAP general and administrative expense		$10,330,000	$3,175,000
Stock-based compensation charges (1)	(A)	(518,000)	(287,000)
Strategic consulting and litigation costs (2)	(B)	(6,417,000)	(707,000)
Corporate separation payment (4)	(D)	(240,000)	40,000

Non-GAAP adjusted general and administrative expense		$3,155,000	$2,221,000

Operating income:
GAAP operating income		$(6,250,000)	$2,609,000
Stock-based compensation charges (1)	(A)	1,229,000	627,000
Strategic consulting and litigation costs (2)	(B)	7,018,000	771,000
Intangible Amortization (3)	(C)	1,851,000	146,000
Corporate separation payment (4)	(D)	1,028,000	(40,000)

Non-GAAP adjusted operating income		$4,876,000	$4,113,000

			$—
Adjusted Operating Margin		16.6%	24.7%

Net income:
GAAP net (loss) income		$(6,265,000)	$1,892,000
Stock-based compensation charges (1)	(A)	1,229,000	627,000
Strategic consulting and litigation costs (2)	(B)	7,018,000	771,000
Intangible Amortization (3)	(C)	1,851,000	146,000
Corporate separation payment (4)	(D)	1,028,000	(40,000)

Non-GAAP adjusted net income		$4,861,000	$3,396,000

Deferred tax (benefit) expense		(1,104,000)	912,000

Non-GAAP adjusted net income excluding deferred tax (benefit) expense		$3,757,000	$4,308,000

Deemed and accrued dividends on preferred stock		(2,433,000)	—

Adjusted Net income attributable to common stockholders		$1,324,000	$4,308,000

Diluted net income per common share:
GAAP net income per share before deemed dividends		$(0.12)	$0.04
Adjustments per share	(A-D)	$0.21	$0.03

Non-GAAP adjusted net income per share before deemed dividends		$0.09	$0.06

Deferred tax (benefit) expense impact to Non-GAAP adjusted net income before deemed dividends per share	(E)	$(0.02)	$0.02

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense		$0.07	$0.08

Deemed dividends per share impact to Non-GAAP adjusted net income		$(0.04)	$—

Adjusted Net income per share attributable to common stockholders		$0.03	$0.08

Shares used to compute Non-GAAP adjusted net income per share - diluted		52,713,576	53,430,492

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended March 31,
			2019	2018
Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F	)
Net income			$(6,265,000)	$1,892,000
Income tax provision			(1,148,000)	836,000
Depreciation			685,000	599,000
Amortization			2,005,000	146,000

EBITDA			(3,468,000)	3,473,000
Adjustments:
Stock-based compensation charges (1)	(A	)	1,229,000	627,000
Strategic consulting and litigation costs (2)	(B	)	7,018,000	771,000
Corporate separation payment (4)	(D	)	1,028,000	(40,000)

Adjusted EBITDA			$5,807,000	$4,831,000

Adjusted EBITDA margin			19.8%	29.0%

(1) Stock-based compensation charges are included as follows:
Cost of revenues			$104,000	$68,000
Research and development			175,000	90,000
Selling and marketing			432,000	182,000
General and administrative			518,000	287,000

			$1,229,000	$627,000

(2) Strategic consulting, acquisition, integration and litigation costs are included as follows:
Cost of revenues			29,000	1,000
Research and development			171,000	56,000
Selling and marketing			401,000	7,000
General and administrative			6,417,000	707,000

			$7,018,000	$771,000

(3) Intangible Amortization is included as follows:
Cost of revenues			634,000	77,000
Research and development			76,000	—
Selling and marketing			1,141,000	69,000

			$1,851,000	$146,000

(4) Corporate separation payment is included as follows:
Cost of revenues			49,000	—
Research and development			261,000	—
Selling and marketing			478,000	—
General and administrative			240,000	(40,000)

			$1,028,000	$(40,000)

(5) Net Income tax components:
Current tax (benefit)/expense			(44,000)	(76,000)
Deferred tax (benefit)/expense			(1,104,000)	912,000

			$(1,148,000)	$836,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income and net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	June 30,	June 30,	December 31,	December 31,
	2019	2019	2019	2018
Revenue:
GAAP revenue	$44,500,000	$45,000,000	$167,000,000	$169,000,000

Diluted net income per common share:
GAAP net income	$(0.05)	$(0.03)	$(0.26)	$(0.21)
Stock-based compensation charges	$0.03	$0.02	$0.10	$0.10
Strategic consulting, acquisition and litigation costs	$0.03	$0.02	$0.19	$0.18
Intangible Amortization	$0.10	$0.10	$0.34	$0.33
Corporate separation payment	$0.01	$0.01	$0.03	$0.03

Non-GAAP adjusted net income per share	$0.11	$0.12	$0.40	$0.42

Deferred tax (benefit) expense	$(0.01)	$(0.00)	$(0.04)	$(0.00)

Non-GAAP adjusted net income per share excluding deferred tax (benefit) expense	$0.10	$0.12	$0.36	$0.42

Deemed dividends per share impact to Non-GAAP adjusted net income	$(0.06)	$(0.06)	$(0.20)	$(0.20)

Adjusted Net loss per share attributable to common stockholders	$0.04	$0.06	$0.17	$0.22

Shares used to compute Non-GAAP adjusted net income per share - diluted	53,000,000	53,000,000	53,500,000	53,500,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net Income excluding deferred tax (benefit) expense, Net income per share - diluted, Net income per share - diluted excluding deferred tax (benefit) expense, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income excluding deferred tax (benefit) expense,” “Net income per share - diluted,” “Net income per share excluding deferred tax (benefit) expense- diluted,” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition, integration and litigation costs. See item (2) on previous page. The Company’s management excludes certain consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) Deferred tax expense represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.